THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

Warrant to Purchase
_____________Shares

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                       SHARED TECHNOLOGIES CELLULAR, INC.

         THIS CERTIFIES that __________________________________________ or any subsequent holder hereof (the "Holder"), has the right to purchase from Shared Technologies Cellular, Inc., a Delaware corporation (the "Company"), up to _____________________________ fully paid and nonassessable shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to adjustment as provided herein, at a price equal to the Exercise Price (as defined below), at any time beginning on the date on which this Warrant is issued (the "Issue Date") and ending at 5:00 p.m., eastern time, on the date that is the fifth anniversary of the Issue Date (the "Expiration Date"). This Warrant is issued, and all rights hereunder shall be, subject to all of the conditions, limitations and provisions set forth herein and in the Securities Purchase Agreement of even date herewith by and among the Company and the Purchasers named therein (the "Securities Purchase Agreement").

         1.       Exercise.

         (a) Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time up to and including the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the "Warrant Shares"). The "Exercise Price" payable by the Holder in connection with the exercise of this Warrant shall be equal to $9.00 (subject to adjustment as specified in paragraph 7 hereof).

         (b) Exercise Notice. In order to exercise this Warrant, the Holder shall send by facsimile transmission, at any time prior to 11:59 p.m., eastern time, on the date on which the Holder wishes to effect such exercise (the "Exercise Date"), to the Company and to its designated transfer agent for the Common Stock (the "Transfer Agent") a copy of the notice of exercise in the form attached hereto as Exhibit A (the "Exercise Notice") stating the number of Warrant Shares as to which such exercise applies and the calculation therefor. The Holder shall thereafter deliver to the Company the original Exercise Notice, the original Warrant and the Exercise Price. In the case of a dispute as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and shall submit the disputed calculations to the Company's independent accountant within one (1) business day following the Exercise Date. The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than two business days following the day on which it received the disputed calculations. Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

         (c) Cancellation of Warrant. This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

         2. Delivery of Warrant Shares Upon Exercise. Upon receipt of a Exercise Notice pursuant to paragraph 1 above, the Company shall, (A) in the case of a Cashless Exercise (as defined below), no later than the close of business on the third (3rd) business day following the Exercise Date set forth in such Exercise Notice, (B) in the case of a Cash Exercise (as defined below) no later than the close of business on the earlier to occur of (i) the third (3rd) business day following the Exercise Date set forth in such Exercise Notice and (ii) such later date on which the Company shall have received payment of the Exercise Price, and (C) with respect to Warrant Shares which are disputed as described in paragraph 1(b) above, and required to be delivered by the Company pursuant to the accountant's calculations described therein, the date for delivery thereof specified in such paragraph 1(b) (the "Delivery Date"), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. Warrant Shares delivered to the Holder shall not contain any restrictive legend as long as the sale of such Warrant Shares is covered by an effective Registration Statement (as defined in the Registration Rights Agreement) or may be made pursuant to Rule 144(k) under the Securities Act of 1933, as amended, or any successor rule or provision.

         3.       Mandatory Exercise.

         (a) Mandatory Exercise. The Company shall have the right, upon the satisfaction of each of the Mandatory Exercise Conditions (as defined below), to require that the Holder exercise the portion of this Warrant that remains unexercised on the Mandatory Exercise Date (as defined below)(a "Mandatory Exercise"). In the event of a Mandatory Exercise, the Company and each Holder shall follow the procedures for exercise set forth in Section 1 above, with the Mandatory Exercise Date (as defined below) deemed to be the Exercise Date, except that a Holder shall not be required to send an Exercise Notice as contemplated by paragraph (b) of Section 1.

         (b) Mandatory Exercise Notice. In order to effect a Mandatory Exercise hereunder, the Company must deliver to each Holder written notice thereof (a "Mandatory Exercise Notice") on or before 5:00 p.m. (eastern time) on a Business Day (the "Mandatory Exercise Notice Date") that (i) occurs on or before the third Business Day immediately following the last Trading Day of the Mandatory Exercise Period (as defined below) and (ii) is not less than fifteen (15) Trading Days prior to the date on which such Mandatory Exercise is to be effected (the "Mandatory Exercise Date") and, at the same time that it delivers such notice, the Company shall confirm delivery thereof with each Holder by telephone, either personally or by voicemail message. Notwithstanding the delivery by the Company of a Mandatory Exercise Notice, nothing contained herein shall be deemed to limit in any way (i) the right of a Holder to exercise this Warrant prior to the Mandatory Exercise Date or (ii) the availability of any and all remedies that are provided to a Holder hereunder, including without limitation in the event that the Company fails to deliver Warrant Shares upon a Mandatory Exercise as required by the terms of Section 1 hereof.

         (c) Mandatory Exercise Conditions. The Mandatory Exercise Conditions are as follows:

                  (i) the Closing Bid Price shall have been equal to or greater than $18.00 (subject to equitable adjustment for the events specified in paragraph 7 hereof) for five (5) consecutive Trading Days (such 5-Trading Day period being referred to herein as a "Mandatory Exercise Period");

                  (ii) at all times during the Mandatory Exercise Period, on the Mandatory Exercise Notice Date and at all times during the period from the Mandatory Exercise Notice Date through the Mandatory Exercise Date, (x) a registration statement filed under the Securities Act shall be effective and available to the Holders for the sale of all of the shares of Common Stock into which the Preferred Shares and Warrants then outstanding are convertible or exercisable, as the case may be (without regard to any restriction or limitation on the conversion thereof), or such shares may be sold under Rule 144(k), (y) the Common Stock shall be listed on the Nasdaq SmallCap Market, the Nasdaq National Market System or the New York Stock Exchange, and (z) trading in the Common Stock, or trading generally, shall not have been suspended by the principal market on which the Common Stock is traded;

                  (iii) the Company shall not have breached, at any time prior to the Mandatory Exercise Date, any material agreement or obligation hereunder or under the Securities Purchase Agreement or the Registration Rights Agreement; and

                  (iv) a Mandatory Redemption Event (as defined in the Certificate of Designation) shall not have occurred and be continuing as of the Mandatory Exercise Notice Date or the Mandatory Exercise Date.

         4.       Failure to Deliver Warrant Shares.

                  (a) Exercise Default. In the event that the Company fails for any reason as a result of any willful action or any willful failure to act on the part of the Corporation (other than by operation of paragraph 5 below) to deliver to a Holder certificates representing the number of Warrant Shares specified in the applicable Exercise Notice on or before the Delivery Date therefor and such failure continues for ten (10) Business Days following the delivery of written notice thereof from the Holder (an "Exercise Default"), the Company shall pay to the Holder payments ("Exercise Default Payments") in the amount of (i) (N/365) multiplied by (ii) the aggregate Exercise Price for the Warrant Shares which are the subject of such Exercise Default multiplied by
(iii) the lower of ten percent (10%) and the maximum rate permitted by applicable law, where "N" equals the number of days elapsed between the original Delivery Date for such Warrant Shares and the date on which all of such Warrant Shares are issued and delivered to the Holder. Amounts payable under this subparagraph 4(a) shall be paid to the Holder in immediately available funds on or before the fifth (5th) business day of the calendar month immediately following the calendar month in which such amount has accrued.

                  (b) Buy-in. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to issue and deliver Warrant Shares in connection with an exercise on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by the Holder to make delivery on a sale effected in anticipation of receiving Warrant Shares upon exercise, such damages to be in an amount equal to (A) the aggregate amount paid by the Holder for the shares of Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Warrant Shares issued by the Company pursuant to such exercise), and the Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

                  (c) Reduction of Exercise Price. In the event that a Holder has not received certificates representing the Warrant Shares by the tenth
(10th) business day following an Exercise Default, the Holder may, upon written notice to the Company, regain on such business day the rights of a Holder of this Warrant, or part thereof, with respect to the Warrant Shares that are the subject of such Exercise Default, and the Exercise Price for such Warrant Shares shall be reduced by one percent (1%) for each day beyond such 10th business day in which the Exercise Default continues. In such event, the Holder shall retain all of the Holder's rights and remedies with respect to the Company's failure to deliver such Warrant Shares (including without limitation the right to receive the cash payments specified in subparagraph 4(a) above).

                  (d) Holder of Record. Each Holder shall, for all purposes, be deemed to have become the holder of record of Warrant Shares on the Exercise Date of this Warrant, irrespective of the date of delivery of such Warrant Shares. Nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

         [5.      Exercise Limitations.

         In no event shall a Holder be permitted to exercise this Warrant, or part thereof, with respect to Warrant Shares in excess of the number of such shares, upon the issuance of which, (x) the number of shares of Common Stock beneficially owned by the Holder plus (y) the number of shares of Common Stock issuable upon such exercise, would be equal to or exceed (z) 4.99% of the number of shares of Common Stock then issued and outstanding. To the extent that the limitation contained in this paragraph 5 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by a Holder) shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder's determination that this Warrant is exercisable pursuant to the terms hereof, and the Company shall have no obligation whatsoever to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 4.][THIS PROVISION WILL NOT BE CONTAINED IN ANY WARRANT ISSUED TO A PURCHASER WHICH ELECTED NOT TO BE BOUND BY THE 4.99% LIMITATION CONTAINED IN THE CERTIFICATE OF DESIGNATION]

         6. Payment of the Exercise Price. The Holder may pay the Exercise Price in either of the following forms or, at the election of Holder, a combination thereof; provided, however, that from and after the date that is two (2) years from the Issue Date, the Holder may elect to exercise this Warrant only pursuant to a Cashless Exercise (as defined below):

         (a) Cash Exercise: by delivery of immediately available funds.

         (b) Cashless Exercise: by surrender of this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                           X = Y x (A-B)/A

where: X = the number of Warrant Shares to be issued to the Holder.

                           Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                           A = the average of the Closing Bid Prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Exercise Date.

                           B = the Exercise Price.

For purposes of Rule 144 under the Securities Act of 1933, as amended, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the Issue Date.

         7.       Anti-Dilution Adjustments.

         (a) Stock Dividend. If the Company shall at any time declare a dividend payable in shares of Common Stock, then the Holder hereof, upon exercise of this Warrant after the record date for the determination of Holders of Common Stock entitled to receive such dividend, shall be entitled to receive, in addition to the number of shares of Common Stock as to which this Warrant is exercised, such additional shares of Common Stock as the Holder would have received had this Warrant been exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

         (b) Stock Split, Recapitalization or Reclassification. If the Company shall at any time effect a stock split, recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which the Holder hereof shall be entitled to purchase upon exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such stock split, recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give the Warrant Holder the same notice at the same time it provides such notice to holders of Common Stock of any transaction described in this Section 7(b).

         (c) Distributions. If the Company shall at any time distribute to holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or the immediately preceding year) then, in any such case, the Holder of this Warrant shall be entitled to receive, upon exercise of this Warrant, with respect to each share of Common Stock issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets which the Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "Determination Date") or, in lieu thereof, if the Board of Directors of the Company should so determine prior to the Determination Date, a reduced Exercise Price determined by multiplying the Exercise Price on the Determination Date by a fraction, the numerator of which is the difference between (x) such Exercise Price and (y) the value of such distribution applicable to one share of Common Stock (such value to be determined by an investment bank selected by the Holder and reasonably acceptable to the Company), and the denominator of which is such Exercise Price.

         (d) Notice of Consolidation or Merger. In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company's assets (a "Corporate Change"), then this Warrant shall be exercisable into such class and type of securities or other assets as the Holder would have received had the Holder exercised this Warrant immediately prior to such Corporate Change; provided, however, that Company may not effect any Corporate Change unless (i) it first shall have given twenty (20) business days' notice to the Holder hereof of any Corporate Change and makes a public announcement of such event at the same time that it gives such notice (it being understood that the filing by the Company of a Form 8-K for the purpose of disclosing the anticipated consummation of the Corporate Change shall constitute such a notice for purposes of this provision) and (ii) it requires the resulting successor or acquiring entity (if not the Company) to assume by written instrument the obligations of the Company hereunder and under the Securities Purchase Agreement and the Registration Rights Agreement.

         (e) Exercise Price as Adjusted. As used in this Warrant, the term "Exercise Price" shall mean the purchase price per share specified in paragraph 1 of this Warrant, until the occurrence of an event stated in subsection (a),
(b) or (c) of this paragraph 7, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of each such subsection. No such adjustment under this paragraph 6 shall be made unless such adjustment would change the Exercise Price at the time by two percent (2%) or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by

$.01 or more. No adjustment made pursuant to any provision of this paragraph 7 shall have the effect of increasing the total consideration payable upon exercise of this Warrant in respect of all the Common Stock as to which this Warrant may be exercised.

         (f) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this paragraph 7, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this paragraph 7.

         8.       Fractional Interests.

                  No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be rounded up or down to the nearest whole number of shares of Common Stock.

         9. Transfer of this Warrant. The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made pursuant to pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act of 1933, as amended, and applicable state laws. Upon such transfer or other disposition, the Holder shall deliver a written notice to Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the "Transfer Notice"), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred or this Warrant is transferred in parts, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within three (3) business days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares.

         10. Benefits of this Warrant.

                  Nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant.

         11. Loss, theft, destruction or mutilation of Warrant.

                  Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         12.      Notice or Demands.

                  Except as otherwise provided herein, any notice, demand or request required or permitted to be given pursuant to the terms of this Warrant shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., eastern time, on a business day or, if such day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

                  If to the Company:

                  Shared Technologies Cellular, Inc.
                  100 Great Meadow Road
                  Suite 100
                  Wethersfield, CT 06109
                  Attn: Legal Department
                  Tel:  (860) 258-2500
                  Fax: (860) 258-2455

                  with a copy to:

                  Day, Berry & Howard LLP
                  260 Franklin Street
                  Boston MA 02110
                  Attn: Jeffrey A. Clopeck, Esq.
                  Tel:   (617) 345-4600
                  Fax:  (617) 345-4745

and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.

         13.      Applicable Law.

                  This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of New York, without giving effect to conflict of law provisions thereof.

         IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the ___ day of February, 1999.

                                              Shared Technologies Cellular, Inc.

                                              By:
                                                      Name:
                                                      Title:

                                                            EXHIBIT A to WARRANT

                                 EXERCISE NOTICE

         The undersigned Holder hereby irrevocably exercises the right to purchase of the shares of Common Stock ("Warrant Shares") of Shared Technologies Cellular, Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

         1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

______ a Cash Exercise with respect to _________________ Warrant Shares; and/or

______ a Cashless Exercise with respect to _________________ Warrant Shares.

         2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $________________ to the Company in accordance with the terms of the Warrant.

         3. Delivery of Warrant Shares. The Company shall deliver to the Holder _____________ Warrant Shares in accordance with the terms of the Warrant.

Date: ______________________________

____________________________________
       Name of Registered Holder

By:  _______________________________
       Name:
       Title:

                                                            EXHIBIT B to WARRANT

                                 TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase shares of the Common Stock of Shared Technologies Cellular, Inc. evidenced by the attached Warrant.

Date: ______________________________

____________________________________
       Name of Registered Holder

By:  _______________________________
       Name:
       Title:

Transferee Name and Address:

___________________________________

___________________________________

___________________________________

                              SCHEDULE OF WARRANTS

Name                                                                        Number of Warrants
----                                                                        ------------------
Marcuard Cook & Cie S.A.                                                           34,000
Eagle & Dominion Euro American Growth Fund Ltd.                                     4,400
Eagle & Dominion Euro American Growth Fund L.P.                                     1,200
Meinl Bank AG                                                                      21,000
Trower FT Fund                                                                      1,000
AAGC ABN AMRO Bank NV                                                              20,000
Lupton Estates Limited                                                             16,000
Dulville Limited                                                                   16,000
Grange Nominees Limited                                                             8,400
NCL Investments Limited a/c NCL (Nominees)                                          8,000
Thornhill Investment Management Limited Account C                                   3,660
Thornhill Investment Management Limited Account B                                     340
Oakes Fitzwilliams & Company S.A.                                                   6,820
Oakes Fitzwilliams & Company Ltd.                                                   3,000
Trident North Atlantic Fund                                                         1,400
Bellhaven Investments Ltd.                                                            560
Adam & Co. (Nominees) Ltd. E&D No. 2 Account                                          400
Pequot Scout Fund, L.P.                                                            28,820
International Capital Partners Profit-Sharing Trust                                 5,000
Ardara Investment Inc.                                                             20,000
Marshall Capital Management, Inc.                                                 100,000
                                                                                  -------
                                                                                  300,000